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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-1 (File No. 333- ) of our report dated December 10, 1997, except for Notes 7, 14 and 15, as to which the date is January 15, 1998, on our audits of the combined financial statements of Cavanaughs Hospitality Corporation, Barbieri Investment Company and Lincoln Building Limited Partnership. We also consent to the reference to our firm under the caption "Experts".

/s/ COOPERS & LYBRAND L.L.P.

Spokane, Washington
January 16, 1998